As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COEPTIS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	98-1465952
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

724-934-6467

(Address, including zip code and telephone number, including area code,

of registrant’s principal executive offices)

David Mehalick

Chief Executive Officer

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford Pennsylvania 15090

724-934-6467

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_________________________________________________________

Copies to:

Denis Dufresne, Esq.	Richard A. Friedman, Esq.
Meister Seelig & Fein PLLC	Stephen A. Cohen, Esq.
125 Park Avenue, 7th Floor	Sheppard, Mullin, Richter & Hampton LLP
New York, NY 10017	30 Rockefeller Plaza
Tel: (212) 655-3500	New York, NY 10112
Tel: (212)-653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-269782

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☒	Non-accelerated filer	☒	Smaller reporting company
		☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, for the purpose of registering an additional $1,500,000 of shares of common stock, $0.0001 par value (“Common Stock”), of Coeptis Therapeutics Holdings, Inc. (the “Company”). This Registration Statement relates to (i) the offering of shares of the Company’s Common Stock contemplated by its Registration Statement on Form S-1 (File No. 333-269782), which was initially filed with the Securities and Exchange Commission on February 14, 2023, and which, as amended, was declared effective on June 13, 2023 (the “Prior Registration Statement”) and (ii) the registration statement on Form S-1 MEF (File No. 333-272629) of the Company that was filed with the Securities and Exchange Commission on June 13, 2023 (the “MEF Registration Statement”) to increase the maximum aggregate offering price of the securities being offered. This Registration Statement is filed for the sole purpose of further increasing the maximum aggregate offering price of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

 (a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-269782) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Meister Seelig & Fein PLLC
23.1	Consent of Turner, Stone & Company, L.L.P, independent registered public accounting firm
23.2	Consent of Meister Seelig & Fein PLLC (included in Exhibit 5.1)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wexford in the State of Pennsylvania, on the 14th day of June 2023.

COEPTIS THERAPEUTICS HOLDINGS, INC.

By:	/s/ David Mehalick
David Mehalick
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ David Mehalick	Chief Executive Officer and Director (Principal Executive Officer)	June 14, 2023
David Mehalick

*	Vice President of Compliance and Secretary	June 14, 2023
Christine Sheehy

/s/ Brian Cogley	Chief Financial Officer	June 14, 2023
Brian Cogley

*	Vice President of Operations and Director	June 14, 2023
Daniel Yerace

*	Director	June 14, 2023
Christopher Calise

*	Director	June 14, 2023
Tara Maria DeSilva

*	Director	June 14, 2023
Philippe Deschamps

*	Director	June 14, 2023
Christopher Cochran

*	Director	June 14, 2023
Gene Salkind

/s/ David Mehalick
David Mehalick, Attorney-in-Fact

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